                                                                      EXHIBIT 11

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
               COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
                                  (UNAUDITED)

                                                                                                                    YEAR ENDED
                                                                                                                   DECEMBER 31,
                                                                                                                       1995
                                                                                                                  ---------------

Net loss applicable to Common Stock.............................................................................  $   1,267,655
                                                                                                                  ---------------
                                                                                                                  ---------------
  Shares:
    Weighted average number of shares of Common Stock outstanding for primary computation.......................     10,013,055(1)
                                                                                                                  ---------------
                                                                                                                  ---------------
Net loss per share of Common Stock..............................................................................  $        0.13
                                                                                                                  ---------------
                                                                                                                  ---------------

Pro Forma:
  Shares:
    Weighted average number of shares of Common Stock outstanding for primary computation.......................     10,013,055
    Issuances of shares of Telecom serial preferred stock as converted into shares of ART Common Stock..........     10,916,807
    Issuance of Telecom common stock as converted into shares of ART Common Stock...............................      8,100,807(2)
    Options and warrants issued and outstanding ................................................................      2,620,936
                                                                                                                  ---------------
  Pro forma weighted average number of shares of Common Stock...................................................     31,651,605(3)
                                                                                                                  ---------------
                                                                                                                  ---------------
Pro forma net loss per share of Common Stock....................................................................  $        0.04
                                                                                                                  ---------------
                                                                                                                  ---------------

Pro Forma As Adjusted
  Shares:
    Pro forma weighted average number of shares of Common Stock.................................................     31,651,605
    Common Stock issued in connection with the Common Stock Offering and the acquisition of the CommcoCCC
     Assets.....................................................................................................     24,000,000
                                                                                                                  ---------------
  Pro forma as adjusted weighted average number of shares of Common Stock.......................................     55,651,605(3)
                                                                                                                  ---------------
                                                                                                                  ---------------
Pro forma as adjusted net loss per share of Common Stock........................................................  $        0.02
                                                                                                                  ---------------
                                                                                                                  ---------------

                                                                                                                   FOR THE THREE

                                                                                                                   MONTHS ENDED

                                                                                                                  MARCH 31, 1996

                                                                                                                  ---------------

Net loss applicable to Common Stock.............................................................................  $   3,654,775

                                                                                                                  ---------------

                                                                                                                  ---------------

  Shares:
    Weighted average number of shares of Common Stock outstanding for primary computation.......................     10,013,055(1)

                                                                                                                  ---------------

                                                                                                                  ---------------

Net loss per share of Common Stock..............................................................................  $        0.37

                                                                                                                  ---------------

                                                                                                                  ---------------

Pro Forma:
  Shares:
    Weighted average number of shares of Common Stock outstanding for primary computation.......................     10,013,055

    Issuances of shares of Telecom serial preferred stock as converted into shares of ART Common Stock..........     10,916,807

    Issuance of Telecom common stock as converted into shares of ART Common Stock...............................      8,100,807(2)

    Options and warrants issued and outstanding ................................................................      2,620,936

                                                                                                                  ---------------

  Pro forma weighted average number of shares of Common Stock...................................................     31,651,605(3)

                                                                                                                  ---------------

                                                                                                                  ---------------

Pro forma net loss per share of Common Stock....................................................................  $        0.12

                                                                                                                  ---------------

                                                                                                                  ---------------

Pro Forma As Adjusted
  Shares:
    Pro forma weighted average number of shares of Common Stock.................................................     31,651,605

    Common Stock issued in connection with the Common Stock Offering and the acquisition of the CommcoCCC
     Assets.....................................................................................................     24,000,000

                                                                                                                  ---------------

  Pro forma as adjusted weighted average number of shares of Common Stock.......................................     55,651,605(3)

                                                                                                                  ---------------

                                                                                                                  ---------------

Pro forma as adjusted net loss per share of Common Stock........................................................  $        0.07

                                                                                                                  ---------------

                                                                                                                  ---------------


(1) The weighted average number of shares of Common Stock for primary computation exclude all common stock equivalents, which are anti-dilutive.

(2) Excludes shares of Telecom common stock owned by ART.

(3) The Securities and Exchange Commission requires that potentially dilutive instruments issued within one year prior to a proposed initial public offering at exercise prices below the expected initial public offering price be treated as outstanding for the entire period presented. The weighted average number of shares of Common Stock on a pro forma and on a pro forma as adjusted basis reflect those potentially dilutive instruments assuming the sale of shares of Common Stock offered in the Common Stock Offering based on an assumed initial public offering price of $10.00 per share. In measuring the dilutive effect, the treasury stock method was used.